UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

April 12, 2016

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey (Address of principal executive offices)		08540 (Zip Code)

Registrant’s telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Employment Agreements with Al Altomari, Scott Coiante and Elizabeth Garner

On April 12, 2016, Agile Therapeutics, Inc. (the “Company”) approved Employment Agreements with each of its named executive officers, Al Altomari, Scott Coiante and Elizabeth Garner, M.D., M.P.H. (each, an “Employment Agreement” or collectively, the “Employment Agreements”).  Mr. Altomari’s Employment Agreement supersedes his prior employment agreement with the Company dated October 11, 2010 and amended on December 18, 2012.

Under the Employment Agreements, Mr. Altomari is entitled to a base salary of $480,000, Mr. Coiante is entitled to a base salary of $312,000 and Dr. Garner is entitled to a base salary of $360,500.  Each executive is eligible to participate in the Company’s annual bonus plan.  The target annual bonus is 50% of base salary for Mr. Altomari, 35% of base salary for Mr. Coiante and 35% of base salary for Dr. Garner.

In addition to the compensation and benefits described above, the Employment Agreements provide that the executives will receive the following:

•                  Term life insurance in an amount equal to up to twice the executive’s base salary and bonus, which benefit is capped at $1,000,000 for each of the executives;

•                  Eligibility to participate in the Company’s employee benefit plans as implemented by the Company and available to executive officers;

•                  Eligibility to participate in equity incentive program established by the Company, provided that all such equity awards will be awarded in the discretion of our board of directors; and

•                  For Dr. Garner, a commuting allowance in the amount of $5,000 per calendar quarter.

The Employment Agreements provide that all incentive compensation payable to the executive under the Employment Agreements is subject to any clawback policy implemented by our board of directors and all other applicable Company policies.

Severance

Each Employment Agreement provides for payments in the event the Company terminates the executive’s employment without “reasonable cause” or if the executive resigns for “good reason,” or if the executive’s employment is terminated due to a “disability,” each as defined in each Employment Agreement, provided that the executive executes and does not revoke a release of claims.

Severance upon Termination Unrelated to a Change in Control

If such a termination occurs prior to, or more than 12 months following, a change in control of the Company, the Company agrees to provide the executive with the following severance benefits:

•                  base salary continuation for a period of 12 months for Mr. Altomari and 6 months for Mr. Coiante and Dr. Garner, following the date of termination; and

•                  reimbursement of the executive’s health insurance premiums for a period of 12 months for Mr. Altomari and 6 months for Mr. Coiante and Dr. Garner, following the date of the executive’s termination or until the executive obtains other employment, whichever is sooner.

Severance Upon Termination Related to a Change in Control

In the event of a change in control following the executive’s termination, any base salary continuation payments still due to the executive will be paid in full upon the change in control.

If the executive’s employment is terminated on the date of, or within 12 months following, a change in control of the Company, in lieu of the severance benefits set forth above, the Company agrees to provide the executive with the following severance benefits:

•                  for Mr. Altomari, a lump sum cash payment equal to 1.5 times his then annual base salary and for Mr. Coiante and Dr. Garner, a lump sum cash payment equal to 1 times the executive’s then annual base salary;

•                  a lump sum cash payment equal to the executive’s target annual bonus for the year in which the termination occurs;

•                  reimbursement of the executive’s health insurance premiums for a period of 18 months for Mr. Altomari and 12 months for Mr. Coiante and Dr. Garner, following the date of termination or until the executive obtains other employment, whichever is sooner; and

•                  each outstanding equity award shall automatically vest in full.

Severance Upon Termination Due to Disability

In the event the executive’s employment terminates as a result of the executive’s disability, the executive will be entitled to receive (i) base salary continuation for a period of 12 months for Mr. Altomari and 6 months for Mr. Coiante and Dr. Garner, following the date of termination, and (ii) reimbursement of the executive’s health insurance premiums for a period of 12 months for Mr. Altomari and 6 months for Mr. Coiante and Dr. Garner, following the date of termination or until the executive obtains other employment, whichever is sooner.

Effect of Code Section 280G

If an excise tax under section 4999 of Internal Revenue Code would be triggered by any payments under the Employment Agreements or otherwise upon a change in control, the Company will either (a) pay the executive any amounts subject to section 4999 of the Internal Revenue Code (and the executive will be responsible for the excise tax) or (b) reduce such payments so that no amounts are subject to section 4999 of the Internal Revenue Code, whichever results in a better after-tax amount for the executive, as determined in accordance with section 280G of the Code.

Release

The severance payments are conditioned upon the executive executing and not revoking a release of claims against the Company.

Restrictive Covenants

The Employment Agreements include non-competition and non-solicitation of employees and customers restrictions on the executives during the term of employment and in the case of each executive for the periods as follows:

•                  Mr. Altomari, 18-months after his termination of employment in the event of a termination without cause or for good reason upon or within 12 months following a change of control and 12 months in all other cases.

•                  Mr. Coiante, 12-months after his termination of employment in the event of a termination without cause or for good reason upon or within 12 months following a change of control and 6 months in all other cases.

•                  Dr. Garner, 12-months after her termination of employment in the event of termination without cause or for good reason upon or within 12 months following a change of control and 6 months in all other cases.

The Employment Agreements also include confidentiality restrictions and inventions provisions.

Term of the Agreements

The Employment Agreements remain in effect until the executive’s termination of employment.

Form Employment Agreement for Non-Named Executive Officers

In addition, the Company’s Compensation Committee approved a form of employment agreement (the “Form Employment Agreement”) between the Company and the Company’s other executive officers.  The Form Employment Agreement contains substantially similar provisions as the Employment Agreements described above, although specific details regarding the terms of such provisions will be determined by the Compensation Committee on a case by case basis.

The foregoing summary of each of the Employment Agreements and the Form Employment Agreement does not purport to be complete and is qualified in its entirety by reference to each of the Employment Agreements and the Form Employment Agreement, each of which the Company intends to file as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2016 or as an exhibit to an amendment to this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: April 18, 2016	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	President and Chief Executive Officer